Exhibit 99.1


August 19, 2008



Randy Moseley
Chairman, Board of Directors
CytoGenix, Inc.
3100 Wilcrest Drive, Ste. 140
Houston, TX 77042


Dear Mr. Moseley:

Please accept my congratulations on your election as Chairman of the CytoGenix, Inc. Board of Directors and your appointment as Chief Executive Officer.

I offer this statement to assist you in complying with the Company's requirement to file a Form 8-K disclosure under the Securities Exchange Act of 1934 regarding my resignation as CytoGenix, Inc. President/CEO and as a member of the CytoGenix Board of Directors. I wish to state for the record that my resignations as Board member and Officer were submitted to enable the execution of an Agreement to provide a bridge loan made by a group of investors to finance the Company and to enable it to continue operating. As you know, one of the conditions precedent in the Bridge Loan Agreement, Article 4.2(h), required my resignation from both positions.

I believe the Company's technology has great promise and concluded that the financing offered by the investor group was critical to preserve the Company's ability to advance. As you go forward, if I can be of any assistance to you and the Company, please call upon me.

Very truly yours,


Malcolm Skolnick